UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:     (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2011, the Board of Directors of Camco Financial Corporation, upon the recommendation of the Compensation Committee, modified and approved changes to the 2011 Incentive Award Plan as follows:

1. The Board modified the corporate goals for each of the Named Executive Officers by eliminating the Non-Performing Loans goal and doubling the weighting for the Classified Assets goal. The revised goals and their weightings are set forth below.

For Mr. Huston the corporate goals are:

Corporate Goal	Threshold	Target	Maximum	Weighting
Pre-Tax Earnings	$600,000	$757,000	$900,000	25%
Classified Assets *	61,000,000	55,600,000	54,000,000	50
Discretionary				25

The goals for Messrs. Caldwell and Greenwalt are:

Corporate Goal	Threshold	Target	Maximum	Weighting
Pre-Tax Earnings	$600,000	$757,000	$900,000	20%
Classified Assets *	61,000,000	55,600,000	54,000,000	40
Discretionary				20
Non-CD Deposit Balances (Caldwell only)	250,000,000	258,000,000	280,000,000	20
Commercial Loan Balances (Greenwalt only)	326,000,000	333,000,000	358,000,000	20

*	A lower number reflects better performance.

2. The equity portion of the 2011 Plan will be awarded in restricted shares. The Compensation Committee and the Board reserve the discretion to reduce the number of restricted shares that will be issued. Once the amount of shares to be issued is determined, these shares will vest 20% immediately, 20% on the date that the Compensation Committee determines Camco’s 2012 financial results and 60% on the date that the Compensation Committee determines Camco’s 2013 financial results (such determinations are expected to occur in the first quarter of 2013 and 2014, respectively). However, if Camco’s pretax earnings for the fiscal year ended 2012 or 2013 are not equal to or greater than the pretax earnings for the fiscal year ended December 31, 2011, the participant will forfeit 25% of the stock that is to vest on such date.

3. The participants will be required to hold their restricted stock for at least one year from the date it vests; provided, however, that participants will be permitted to sell restricted stock as necessary to assist in the payment of any tax obligations related to the vesting of such stock.

4. The Board and Mr. Huston mutually agreed to reduce Mr. Huston’s cash award by 50% at whatever level is achieved. As a result, under the 2011 Plan, depending upon the goals achieved and the Board’s decision regarding the discretionary amount to be awarded, Mr. Huston may receive a cash award at the threshold, target or maximum levels of $114,809, $153,079, or $229,618, respectively.

5. In exchange for the above reduction, the Board has given Mr. Huston an opportunity to earn cash in an amount equal to the 50% reduction if Camco achieves a Tier I Capital Ratio of 8% prior to December 31, 2012.

All other aspects of the 2011 Plan as described in the Form 8-K filed by Camco on April 26, 2011 that are not modified by the above amendments remain unchanged and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: December 20, 2011